Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 306, California Trust 195 and New York Trust 209:

We consent to the use of our report dated June 5, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
June 5, 2002